Exhibit 10.1

FORM OF VOTING AND NON-REDEMPTION AGREEMENT

This VOTING AND NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into as of May 22, 2023 by and between GSR II Meteora Acquisition Corp., a Delaware corporation (“SPAC”), and the undersigned Stockholders of SPAC (collectively, the “Stockholder”). SPAC and Stockholder are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of SPAC and has agreed to subject the number of shares of Class A Common Stock set forth on the signature page hereto to the terms of this Agreement (such shares being referred to herein as the “Securities”);

WHEREAS, SPAC desires to extend the date by which SPAC has to complete an initial business combination from June 1, 2023 to July 1, 2023 (the “Initial Extension”), and to allow SPAC, without another stockholder vote, to further extend the date to consummate an initial business combination (a “Business Combination”) on a monthly basis up to eight (8) times by an additional one (1) month each time after July 1, 2023 (each one (1) month extension, a “Monthly Extension”), or later extended deadline date, by resolution of SPAC’s board of directors, if requested by the GSR II Meteora Sponsor LLC, a Delaware limited liability company (“Sponsor”), until March 1, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension”);

WHEREAS, SPAC has filed with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to solicit proxies for a special meeting (the “Meeting”) to be held on or about May 25, 2023, to approve the Extension (the “Approval”);

WHEREAS, the amended and restated certificate of incorporation of SPAC provides Stockholder with certain rights to redeem its shares of Class A Common Stock in connection with the Approval (the “Redemption Rights”);

WHEREAS, in order to support the Approval, Stockholder has agreed to enter into this Agreement; and

WHEREAS, subject to the terms and conditions of this Agreement, SPAC desires to issue to Stockholder, and Stockholder desires to acquire from SPAC, shares of Class A Common Stock pursuant to the Share Issuance (as defined below) and the Commitment Shares (as defined below).

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.    Agreement not to Redeem. Stockholder hereby agrees that Stockholder (i) shall not exercise Redemption Rights and will not elect to redeem or otherwise tender or submit for redemption any of its Securities set forth on Exhibit A hereto (“Non-Redeemed Shares”) pursuant to or in connection with the Approval or (ii) if Stockholder exercises such Redemption Rights or otherwise elects to redeem or tender or submit for redemption any of its Securities, shall revoke such Redemption Rights, redemption, or tender or submission for redemption of its Securities prior to such redemption being accepted by SPAC; provided, however, that in no event will Stockholder be required to hold a number of Securities and shares of Class A Common Stock issuable pursuant to the Commitment Shares and the Share Issuances in excess of 9.9% of the total number of shares of Class A Common Stock outstanding after giving effect to all redemptions of shares of Class A Common Stock in connection with the Extension. The SPAC covenants and agrees to publicly file a Redemption Notice (as defined below) no later than 9:00 AM Eastern Time on the business day prior to the date of the Meeting (or such earlier time as necessary to allow Stockholder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension).

The “Redemption Notice” is a Current Report on Form 8-K under the Exchange Act that provides (i) the number of shares of Class A Common Stock remaining following the submission and non-reversal of redemption requests following the redemption deadline for the Extension; (ii) the number of unaffiliated parties with whom the Company has entered non-redemption agreements in connection with the Extension; and (iii) the maximum aggregate number of shares of Class A Common Stock that such unaffiliated parties have agreed either not to request redemption in connection with the Extension or to revoke such Redemption Rights, redemption, or tender or submission for redemption of its Securities prior to such redemption being accepted by SPAC.

2.    Consideration.

(a)    In consideration of the agreement set forth in Section 1 hereof:

(i)

in connection with Stockholder entering into this Agreement, and for the avoidance of doubt, not with the Initial Extension and each Monthly Extension, SPAC hereby agrees to issue to Stockholder for no additional consideration, the number of shares of Class A Common Stock, which shall equal one percent (1%) of the number of Non-Redeemed Shares, set forth opposite such Stockholder’s name on Exhibit A (“Commitment Shares”). The number of Commitment Shares issuable pursuant to this Section 2(a)(i) shall be accrued upon the execution of this Agreement and be issued to Stockholder upon closing of a Business Combination. The shares of Class A Common Stock shall be issued directly to Stockholder in book-entry form on the books and records of SPAC’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as Stockholder and SPAC shall agree upon; and

(ii)

in connection with the Initial Extension and each Monthly Extension that shall occur prior to the consummation of a Business Combination, Stockholder shall be entitled to receive the number of shares of Class A Common Stock, which shall equal two percent (2%) of the number of Non-Redeemed Shares, set forth opposite such Stockholder’s name on Exhibit A. The number of shares of Class A Common Stock issuable pursuant to the Initial Extension and each Monthly Extension shall accrue on a monthly basis and be issued to Stockholder upon closing of a Business Combination (the “Share Issuance”). The shares of Class A Common Stock shall be issued directly to Stockholder in book-entry form on the books and records of SPAC’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as Stockholder and SPAC shall agree upon. For the avoidance of doubt, in the event a Business Combination has been consummated, Stockholder shall not be entitled to any additional Share Issuances solely with respect to this Agreement.

(b)    In connection with the Commitment Shares and Share Issuance pursuant to Section 2(a), Stockholder shall be entitled to the registration rights set forth in that certain Registration Rights Agreement, dated as of February 24, 2022 (the “Registration Rights Agreement”), among SPAC, Sponsor and the other parties thereto in respect of all shares of Class A Common Stock accrued pursuant to the Commitment Shares and the Share Issuance, and SPAC, Sponsor and Stockholder shall execute a joinder thereto in substantially the form attached hereto as Exhibit B, whereby Stockholder shall become a “Holder” (as defined therein) and the shares of Class A Common Stock acquired pursuant to the Commitment Shares and the Share Issuance shall be “Registrable Securities” (as defined therein). SPAC shall use its commercially reasonable efforts to file, within forty five (45) days of closing of a Business Combination, a registration statement that covers the shares of Class A Common Stock acquired pursuant to the Commitment Shares and the Share Issuance.

(c)    SPAC acknowledge and agree that any shares of Class A Common Stock Stockholder is entitled to receive pursuant to the Commitment Shares and Share Issuance shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by SPAC.

(d)    If at any time the number of outstanding shares of Class A Common Stock is increased or decreased by a consolidation, combination, split or reclassification of the shares of Class A Common Stock or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding shares of Class A Common Stock of the SPAC. For the avoidance of doubt, any redemptions of shares of Class A Common Stock of SPAC shall not result in the reduction of the number of shares of Class A Common Stock accrued pursuant to the Commitment Shares to be issued to Stockholder.

3.    Agreement to Vote. From and after the date hereof until the Termination Date (as defined below), Stockholder (in such capacity and not in any other capacity) hereby agrees subject to Section 1 that, at any meeting (whether annual or special and each adjourned or postponed meeting) of SPAC’s Stockholders to seek Approval of the Extension, however called, or in connection with any other written consent of SPAC’s Stockholders to seek Approval of the Extension, Stockholder will (x) appear at such meeting or otherwise cause all of the Securities held by Stockholder as of the date hereof to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities held by Stockholder as of the date hereof:

(a)    in favor of the Approval (and, in the event that the Approval is presented as more than one proposal, in favor of each proposal that is part of the Approval so long as such other proposals have no effects other than approving a portion of the Approval);

(b)    for any proposal to adjourn or postpone the applicable Stockholder meeting to a later date proposed by SPAC for purposes of obtaining the Approval;

(c)    against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Stockholder contained in this Agreement.

4.    No Transfers. Stockholder agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will, from the execution of this Agreement until the business day following the Meeting (the “Termination Date”), (a) engage in any hedging transactions or Short Sales (as defined below) with respect to securities of SPAC, (b) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge, convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of, any or all of the Non-Redeemed Shares, or (c) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. For purposes of this Agreement, “Short Sales” shall include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (ii) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (iii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.    Representations and Covenants of Stockholder.

(a)    Stockholder represents and warrants to SPAC as follows:

(i)

Stockholder, in making the decision to receive any shares of Class A Common Stock pursuant to this Agreement, has not relied upon any oral or written representations or assurances from SPAC or any of SPAC’s officers, directors, partners or employees or any other representatives or agents. Stockholder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the shares of Class A Common Stock;

(ii)

this Agreement has been validly authorized, executed and delivered by Stockholder and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, is a valid and binding agreement enforceable against Stockholder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Stockholder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Stockholder is a party which would prevent Stockholder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Stockholder is subject;

(iii)

Stockholder acknowledges that (i) it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Stockholder’s own legal counsel and investment and tax advisors and (ii) SPAC nor any of its respective representatives or affiliates, has provided or will provide Stockholder any legal, investment or tax advice;

(iv)

Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transactions contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law;

(v)

Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Securities, and there exist no liens or any other limitation or restriction that would affect Stockholder’s right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting any such Securities, other than pursuant to ordinary course brokerage arrangements;

(vi)

Stockholder is acquiring the shares of Class A Common Stock solely for investment purposes, for such Stockholder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Stockholder has no present arrangement to sell the shares of Class A Common Stock to be received hereunder to or through any person or entity except as may be permitted hereunder;

(vii)

Stockholder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the shares of Class A Common Stock. Stockholder is aware that an investment in the shares of Class A Common Stock is highly speculative and subject to substantial risks. Stockholder is cognizant of and understands the risks related to the acquisition of the Class A Common Stock, including those restrictions described or provided for in this Agreement pertaining to transferability. Stockholder is able to bear the economic risk of its investment in SPAC for an indefinite period of time and able to sustain a complete loss of such investment.;

(viii)

no broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Stockholder in connection with the acquisition of the shares of Class A Common Stock nor is Stockholder entitled to or will accept any such fee or commission; and

(ix)

Stockholder understands that the shares of Class A Common Stock will be issued to Stockholder in reliance on exemptions from the registration requirements under the Securities Act and therefore will be restricted securities thereunder, and analogous provisions in the laws and regulations of various states, and that the SPAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Stockholder set forth in this Agreement in order to determine the applicability of such provisions.

6.    SPAC Representations. SPAC hereby represents and warrants to Stockholder that:

(a)    this Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other Parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by SPAC does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which SPAC is a party which would prevent SPAC from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which SPAC is subject;

(b)    the shares of Class A Common Stock to be issued by SPAC pursuant to this Agreement, when issued to Stockholder, shall be (i) duly authorized, validly issued, fully paid and non-assessable shares and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws;

(c)    SPAC has not disclosed to Stockholder material non-public information with respect to the SPAC;

(d)    there is no action pending against SPAC or, to SPAC’s knowledge, threatened against SPAC, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by SPAC of its obligations under this Agreement; and

(e)    SPAC has not offered the shares of Class A Common Stock to be accrued pursuant to the Commitment Shares and the Share Issuance by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

7.    Further Assurances. From time to time, at SPAC’s reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

8.    Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party; provided, that no such consent shall be required for any such assignment by the Stockholder to one or more of its affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8 shall be null and void, ab initio.

9.    Tax Compliance. SPAC (and its agents or representatives) shall comply with its obligations under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the SPAC) with respect to any amount payable hereunder (including any amount payable in shares of Class A Common Stock), including any obligation to withhold from any such amount that would otherwise be payable hereunder. Stockholder shall provide a properly completed IRS Form W-9 or applicable IRS Form W-8.

10.    Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with their respective specified terms or otherwise breach any of such provisions. Each of the Parties acknowledge and agree that (a) each of the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, including Stockholder’s obligations to vote its Securities as provided in this Agreement, SPAC’s obligations to issue shares of Class A Common Stock pursuant to the Commitment Shares and Share Issuance as provided herein, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at applicable law or that an award of specific performance is not an appropriate remedy for any reason at applicable law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10 shall not be required to provide any bond or other security in connection with any such injunction.

11.    Most Favored Nation. In the event SPAC enters one or more other similar voting and non-redemption agreements with any other investor before or after the execution of this Agreement in connection with the Approval of the Extension, SPAC represents that the terms of such other similar voting and non-redemption agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of Stockholder. To avoid doubt, SPAC acknowledges and agrees that a ratio of Non-Redeemed Shares to shares of Class A Common Stock issuable pursuant to the Commitment Shares and the Share Issuance in any other non-redemption agreements in connection with the Extension that is more favorable to such other investors thereunder than the ratio in this Agreement is to Stockholder would be materially more favorable to such other investors. In the event that another investor is afforded any such more favorable terms pursuant to such similar voting and non-redemption agreement than Stockholder, SPAC shall inform Stockholder of such more favorable terms in writing within one business day, and Stockholder shall have the right to elect to have such more favorable terms included herein, in which case this Agreement shall automatically be amended to effect the same.

12.    Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction. SPAC AND STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.    Acknowledgement; Waiver. Stockholder (i) acknowledges that SPAC may possess or have access to material non-public information which has not been communicated to Stockholder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against SPAC or any of its respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that SPAC is relying on the truth of the representations set forth in Section 5 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

14.    Use of Trust Account Funds. Since the initial public offering (the “IPO”), the proceeds of the IPO and a portion of the proceeds of the sale of the private placement warrants have been held in a trust account established by SPAC (the “Trust Account”) and have been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”); provided, however, to mitigate the risk of SPAC being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), SPAC currently intends, prior to the 24-month anniversary of the effective date of its registration statement for its IPO, to instruct the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to maintain the funds in the Trust Account in cash in an interest-bearing demand deposit account at a bank until the earlier of the consummation of a Business Combination and the liquidation of the Trust Account; provided, further, that interest previously earned on the funds held in the Trust Account still may be released to SPAC to pay its taxes, if any, and certain other expenses. For the avoidance of doubt, the proceeds deposited in the Trust Account and the interest earned thereon shall not be used to pay for any excise tax due under the Inflation Reduction Act of 2022 in connection with any redemptions of the Class A Common Stock in connection with any redemption event.

15.    Disclosure. SPAC agrees that they will not, without the prior written consent of Stockholder, publicly disclose the name of Stockholder or any of its affiliates or investment advisors, other than as required by applicable law, rule, regulation or regulator authority, in which case SPAC shall provide Stockholder with prior written notice of such disclosure. SPAC shall use best efforts to, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Agreement, file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement and any other material non-public information that SPAC has provided to Stockholder at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document (or upon execution hereof if such information has been previously disclosed), Stockholder shall not be in possession of any material non-public information received from SPAC.

16.    Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all Parties, except for an automatic amendment pursuant to Section 11. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

17.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

SPAC:

GSR II METEORA ACQUISITION CORP.

By:
Name:
Title:

STOCKHOLDER:

[ ● ]

By:
Name:
Title:

[Signature Page to GSRM Non-Redemption Agreement]

EXHIBIT A

Investor	Number of Non-Redeemed Shares	Number of Shares Issuable Pursuant to Each Monthly Share Issuance	Commitment Shares

A-1

EXHIBIT B

FORM OF JOINDER

TO

REGISTRATION RIGHTS AGREEMENT

[ ● ], 2023

Reference is made to that certain Voting and Non-Redemption Agreement, dated as of [ ● ], 2023 (the “Agreement”), by and among [ ● ] (“Stockholder”) and GSR II Meteora Acquisition Corp. (the “SPAC”), pursuant to which Stockholder acquired securities of the SPAC from the SPAC. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Stockholder hereby agrees, as of the date first set forth above, that Stockholder shall become a party to that certain Registration Rights Agreement, dated February 24, 2022, by and among the SPAC, and GSR II Meteora Sponsor LLC (the “Sponsor”) and the Holders (as defined therein) (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement with respect to the shares of Class A Common Stock accrued pursuant to the Commitment Shares and the Share Issuance (together with any other equity security of the SPAC issued or issuable with respect to any such Commitment Shares or shares of Class A Common Stock issued pursuant to the Share Issuance by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and the Registration Rights Agreement is between the SPAC and Stockholder, solely, and not between and among Stockholder and the other stockholders of the SPAC signatories thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

B-1

STOCKHOLDER:
[ ● ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SPAC:

GSR II METEORA ACQUISITION CORP.

By:
Name:	[ ● ]
Title:	[ ● ]

SPONSOR:

GSR II METEORA SPONSOR LLC

By:
Name:	[ ● ]
Title:	[ ● ]

B-2